Exhibit 10.33(a)

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (“First Amendment”) is made and entered into as of this nineteenth day of November, 2012, by and between SYNAPTICS INCORPORATED, a Delaware corporation (“Seller”), and ORCHARD PARTNERS, LLC, a California limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of October 19, 2012 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and convey to Buyer, and Buyer agreed to purchase from Seller, the Property (as defined in the Purchase Agreement).

B. Seller and Buyer now desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals set forth above are true and correct and are hereby incorporated into the body of this First Amendment as though fully set forth herein.

2. Defined Terms. Capitalized terms used herein, unless otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Purchase Agreement.

3. Purchase Price. The Purchase Price as defined in Section 1.2(a) of the Purchase Agreement shall be increased by Twenty-Five Thousand Dollars ($25,000), amounting to a new Purchase Price of Fourteen Million Two Hundred Fifty-Nine Thousand Dollars ($14,259,000).

4. Title Contingency Period. The Title Contingency Period set forth in Section 2.2(a) of the Purchase Agreement is extended such that the Title Contingency Period shall mean the period ending at 5:00 p.m. (Pacific Time) on November 30, 2012.

5. Feasibility Period. The Feasibility Period set forth in Section 2.2(b) of the Purchase Agreement is extended such that the Feasibility Period shall mean the period ending at 5:00 p.m. (Pacific Time) on November 30, 2012.

6. Closing Date. The Closing Date set forth in Section 10.2 of the Purchase Agreement is extended such that the Closing Date is January 18, 2013.

7. Buyer’s Title Objections. Buyer does hereby withdraw and cancel Buyer’s Title Review Chart and letter dated November 16, 2012, from Dawn McPhee, Senior Real Estate Paralegal, Morrison & Foerster, LLP, addressed to Seller (“Buyer’s Title Objections”). In no event shall Seller be obligated to respond to Buyer’s Title Objections.

8. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties contemplate that they may be executing counterparts of this First Amendment transmitted by facsimile or electronic mail in PDF format and agree and intend that a signature by either facsimile machine or electronic mail in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

9. No Further Modifications. Except as set forth herein, the terms of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this First Amendment and the Purchase Agreement, the terms of this First Amendment shall control.

10. Governing Law. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.

[Remainder of Page Intentionally Left Blank; Signature Page(s) Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

SELLER:	SYNAPTICS INCORPORATED, a Delaware corporation

	By:	/s/ Kathleen Bayless
	Name:	Kathleen Bayless
	Title:	Sr. V.P., CFO, Secy & Treas

BUYER:	ORCHARD PARTNERS, LLC, a California limited liability company

	By:	/s/ Michael J. Biggar
	Name:	Michael J. Biggar
	Title:	Manager